Exhibit 10.1

Lease Agreement

Landlord’s Name I Address:	301 N. Main Street, L.L.C.
c/o Forge Property Management
15 Research Drive, Suite A
Ann Arbor, MI. 48103

Tenant’s Name I Address:	Millendo Therapeutics, Inc.
301 N. Main Street, Suite 100
Ann Arbor, Ml. 48104

This Lease Agreement (“Lease”) is made as of the 31st day of December, 2015, by and between Millendo Therapeutics, Inc., a Delaware corporation as “Tenant” and 301 N. Main Street, L.L.C., a Michigan limited liability company as “Landlord”:

1.0                               Premises. Landlord leases to the Tenant and Tenant leases from Landlord office space located on the First Floor of the office building located at 301 N. Main Street, in the City of Ann Arbor County of Washtenaw, State of Michigan, and commonly known as 301 N. Main Street, Suite 100 (the “Premises”). The Premises includes the exclusive use of the areas formerly known as Suite 100, Suite 102, the two bathrooms at the west end of the hallway, and the hallway from the Main Street entrance to the west stairway door. Tenant shall also have the shared use of all common areas within the building located at 301 N. Main Street in the City of Ann Arbor, County of Washtenaw, State of Michigan (the “301 N, Main Building”).

2.0                               Term; Commencement Date. The term (the “Term’’) of this lease (“Lease”) shall be 24 months, commencing on January 1, 2016 (the “Commencement Date”). This Lease shall expire December 31, 2017, subject to the terms and condition of this Lease including Tenant’s options to renew or extend the term of this Lease.

3.0                               Rent. Tenant shall pay the Landlord for the term of 24 months for rent for said Leased Premises the base sum of $285,216. Base Rent shall be payable in monthly installments in advance on the first day of each month as follows:

Year 1: $ 11 ,723 per month, $ 140,676 annually

Year 2: $ 12,045 per month, $ 144,540 annually

Payment received by the Landlord after the fifth day of the month is subject to a 5% late charge.

4.0                               Renewal. Provided Tenant is not in default, Tenant shall have the option to renew this Lease for one additional 12 month term at a Base Rent of $11,377 per month, $136,524 annually. Tenant must notify Landlord in writing by way of electronic mail, hand delivery or US mail, not less than 90 days prior to the expiration of the existing term or option may be voidable by Landlord. During the renewal term, if any, the terms and conditions of this Lease shall remain in full force and effect. Landlord also grants to Tenant a right of first negotiation on any rentable space on the second floor of the Building that becomes available for rent at any time during the Term (the “Available Second Floor Space”). Landlord shall provide Tenant with written notice of the availability of Available Second Floor Space (the “Availability Notice”) promptly upon becoming aware of such availability. Landlord and Tenant shall negotiate exclusively and in good faith for the leasing of such Available Second Floor Space for a period of 60 days from the date of the Availability Notice. If Landlord and Tenant are unable to agree on lease terms for the Available Second Floor Space, within such 60 day period, then

Landlord shall be free to negotiate a lease for such Available Second Floor Space with a third party on terms no more favorable than those offered by Tenant during such 60 day period .

5.0                               Holdover. Landlord may allow Tenant to continue in possession after the expiration or sooner termination of this Lease. If the Tenant continues in possession with the consent of the Landlord, but without having renewed this Lease with some written instrument, then the tenancy shall continue for month to month, and may be terminated by either party by giving notice no less than 15 days prior to the end of the monthly period. Jn the event of a holdover by Tenant, for the period that Tenant continues in possession of the premises Tenant shall pay a rent amount equal to 125% of the rent at the time of the expiration or sooner termination of this Lease.

6.0                               Utilities and Other Tenant Costs. Tenant shall be responsible for the payment of a prorated share of the gas, electric, water and sewer utilities cost at 301 N. Main Street and the parking lot at 400 N.1st Street. Landlord will bill Tenant monthly based on Tenant’s pro rata share of 35%. Tenant shall also be responsible for Tenant’s phone, internet, data and cable television, alarm systems, business insurance and janitorial services for the Premises.

7.0                               Condition of Premises. Tenant acknowledges that it has examined the Premises prior to executing this Lease, and knows conditions thereof, and that no representations as to the conditions or state of repairs therefor have been made by Landlord, or its agents, which are herein not expressed, and Tenant accepts the Premises in their present condition at the date of the execution of this Lease, except a otherwise stated herein. Landlord represents and warrants that the Premises (including the heating, air conditioning, ventilation , electrical, plumbing, and sewage systems) are in good working order and in a habitable condition. Tenant shall accept Premises on an “as is” basis with no additional improvements or modifications by Landlord other than those described in Exhibit A and as represented in the previous sentence.

8.0                               Use of Premises. Tenant shall use the Premises as office purposes and for no other use without the prior written authorization of the Landlord .

9.0                               Maintenance, Repairs, and Alterations.  Upon 24 hours prior notice (except in case of an emergency where no notice shall be required), Landlord shall have the right to enter the Premises at al l reasonable hours to inspect the Premises and to install or repair pipes, wires, and other appliances or to make any other installations or repairs deemed by Landlord to be necessary to the use and occupancy of the Premises and other parts of the building. Landlord shall be responsible for keeping the following in good condition and repair: (a) roof, foundation, structural portion of the building, exterior walls and exterior windows and doors; (b) building systems, including mechanical, heating, air conditioning, ventilation, electrical, plumbing and lifo safety; and (c) Building common areas, exterior grounds and parking lots (adjacent and surface), including snow removal and lawn care.

Tenant shall not make any alterations, additions, or improvements to the premises without the prior written consent of Landlord, which will not be unreasonably withheld. Upon expiration or termination of this Lease, Tenant shall deliver up the premises in the same condition as existed on the Commencement Date at the commencement of this Lease, subject to ordinary wear and tear and damage by the elements.

10.0                        Signs. Tenant shall be permitted to have a sign with Tenant’s name placed at a location mutually agreed upon by Landlord and Tenant and in compliance with all local ordinances and regulations. Tenant shall be responsible for the cost and installation of any approved sign. Tenant shall remove such sign(s) upon termination or expiration of this Lease. Landlord, at its cost and expense, shall include Tenant’s name on the building’s directory.

11.0                        Damage to Premises. If the Premises are damaged by fire or other casualty, then Landlord shall repair the Premises as speedily as possible, and the rent shall be abated in whole or in part, according to the portion of the Premises which is rendered unusable. If the Premises cannot be repaired within one hundred eighty days (180), then Tenant may terminate this Lease by giving notice to Landlord within ten (10) days after the Land lord has notified Tenant of the time required to repair the Premises. Landlord shall, in its sole judgment, reasonably exercised, determine the length of time required to repair the Premises, and shall notify Tenant of such determination within ten (10) days after the occurrence of the fire or other casualty. Notwithstanding the foregoing, if the Premises are so damaged by fire or other casualty that demolition or substantial reconstruction is required, then Landlord may terminate this Lease by giving notice to Tenant within thirty (30) days after the date of such damage. If Landlord fails to restore the Premises (including reasonable means of access thereto) within a period which is thirty days longer than the period stated in Landlord’s notice to Tenant as the estimated rebuilding period, Tenant, at any time thereafter until such rebuilding is completed, may terminate this Lease by delivering written notice to Landlord of such termination, in which event this Lease shall terminate as of the date of the giving of such notice.

12.0                        Eminent Domain. If any part of the Premises is taken by public authority under the power of eminent domain then this Lease shall terminate on the part so taken on the date possession of the Premises is required for public use, and any pre-paid rent shall be refunded to the Tenant. ln such a circumstance, Landlord and Tenant shall also each have the right to terminate this Lease for any remaining portion of the Premises upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking. If neither party terminates this Lease, Landlord shall make all necessary repairs to the Premises and the building and the improvements in which the Premises are located to render and restore it to a complete architectural unit, and Tenant shall continue in possession of the portion of the Premises not taken under the power of eminent domain, under the terms and conditions provided in this Lease, except that the monthly rent shall be reduced in direct proportion to the amount of the Premises so taken. All damages awarded for such taking shall belong to and shall be property of the Landlord, whether such damages arc awarded as compensation for diminution in value of the leasehold or to the fee of the Premises.

13.0                        Liability

(a)                                 Indemnity. To the maximum extent this Lease may be made effective according to law, Tenant and Landlord agree to indemnify and save harmless each other from and against all claims of whatever nature arising from any act, omission, or negligence of the respective parties, or their respective contractors, licensees, invitees, agents, servants, or employees. This indemnity and hold harmless provision shall include indemnity against all costs, expense, and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

(b)                                 Tenant’s Risk. To the maximum extent this Lease may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the building as Tenant is given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant or Tenant’s agents, employees, independent contractors, or invitees for any other reason than the intentionally wrongful or negligent acts or omissions of Landlord or Landlord’s agents, employees, independent contractors, or invitees or Landlord’s breach of this Lease. The provisions of this section shall be applicable from and after the execution of this Lease and until the end of the Lease term, and during such further period as Tenant may use or be in possession of any part of the Premises or the building.

(c)                                  Injury Caused by Third Parties. To the maximum extent this Lease may be made effective according to the law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or those claiming by, through, or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining Premises or any part of the Premises adjacent to or connecting with the Premises or any part of the building, or otherwise or for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, from breaking, bursting, stopping, or leaking of electric cables and wires, water, gas, ewer, or steam pipes, from roof leaks, fire, or any other like causes unless caused by Landlord’  willful negligence.

14.0                        Insurance. Land lord will obtain and maintain, at all times until termination of this Lease and surrender of the Premises to Landlord, fire and extended insurance covering the building and the Premises, including common areas, and all other improvements to the building made by Landlord but specifically excluding Tenant betterments installed by Tenant and providing the insurance protection to Landlord described in this Lease. Landlord will retain in its possession the original policy and al l endorsements, renewal certificates and new policies, if any, issued during the Term but will provide Tenant, upon request, with copies of said policy.

Landlord will also maintain comprehensive general liability insurance coverage against claims for, or arising out of, bodily i1tjury, death or property damage occurring in, on or about the building and the Premises or property in, on or about the street, sidewalks or prope1ties adjacent to the building and the Premises. The policy shall carry limits, including coverage under umbrella policies of not less than $1,000,000 per occurrence and $2,000,000 aggregate.

In addition to the above, and not by the way of substitution thereof, Tenant shall obtain, at its own expense, comprehensive general liability insurance with both 301 N. Main Street , L.L.C. and Forge Property Management named as additionally insured, against claims for, or arising out of, bodily injury, death or property damage occurring on the Premises and shall have minimum limits of coverage of $1,000,000 per occurrence and $2,000,000 annual aggregate. Tenant will deliver a letter to Landlord confirming Tenant’s required insurance coverage upon written request from Landlord.

15.0                        Bankruptcy and Insolvency. If the leasehold estate hereby created shall be taken in execution, or by other process of law or if Tenant shall be declared bankrupt or insolvent, according to law, or any receiver be appointed for the business and property of Tenant, or if any assignment shall be made of the Tenant’s property for the benefit of creditors, then in such event this Lease may be canceled at the option of the Land lord. If the Landlord chooses to cancel this Lease, Landlord must give notice to Tenant i n writing in accordance with Section 17.0 contained herein.

16.0                        Subordination of Lease. Tenant agrees that Landlord may subordinate this Lease to its present or any subsequent mortgage on the leased premises, provided that such subordination shall not interfere with Tenant’s continued occupancy of the premises pursuant to the Term of this Lease and provided that Landlord provides to Tenant a commercially reasonable non-disturbance agreement. Tenant agrees to execute any and all instruments as may be reasonably requested from time to time by Landlord in order to widence the above described subordination of this Lease to any mortgage. Tenant agree to execute, acknowledge and deliver to Landlord written request from Landlord within thirty (30) days of a statement in writing certifying this Lease is unmodified and in full force and effect (or ifthere have been modifications , that the same ,is in ful1 force and effect as modified, and stating said modifications), and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser, mortgagee, or assignee.

17.0                        Landlord’s Remedies.

(a)                                 In the event Tenant shall fail to pay the rent or any other obligation involving the payment of money reserved herein when due, Landlord shall give Tenant written notice of such default and if Tenant shall fail to cure such default within thirty (30) days after receipt of such notice, Landlord shall, in addition to its other remedies provided by law, and in this Lease, have the remedies set forth in subparagraph (c) below.

(b)                                 If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent or any obligation involving the payment of money, Landlord shall give tenant written notice of such default, and if Tenant shall fail to cure such default within forty-five (45) days after receipt of such notice, or if the default is of such a character as to require more than forty-five (45) days to cure, then if Tenant shall fail within said forty-five (45) day period to commence and thereafter proceed diligently to cure such default, then in either of such events, Landlord may (at its option and in addition to other legal remedies) cure such default for the account of Tenant and be reimbursed by Tenant for such care. Such reimbursement shall be additional rent for all purposes hereunder, including subparagraph (a) above and shall be paid by Tenant with the next monthly installment of rent.

If any rent or any other obligation involving the payment of money shall be due and unpaid or Tenant shall be in default upon any of the terms of this Lease, and such default has not been cured after notice and within U1e time provided in subparagraphs (a) and (b) above, then Landlord, may seek to take possession pursuant to legal proceedings or any notice provided for by law. Landlord may either terminate this Lease from time to time, without terminating this Lease, relet the Premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable. Any payments as result of such reletting be applied; first, to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any reasonable costs incurred by Landlord i n obtaining possession and reletting the Premises, including, without limitation, legal fees, brokerage commissions and tJ1e cost of any reasonable alterations, and repairs to the Premises; third to the payment of rent due and unpaid hereunder; and the residue, if any shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Tenant shall be liable to Land lord for any deficiency. Both parties shall use their best efforts to mitigate its damages under this Lease.

All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

18.0                        Notices. Any notice that either party desires or is required to give under this Lease to the other party or to any other person shall be in writing and either personally served or sent by prepaid, certified, or registered mail. Notice shall be deemed communicated 48 hours from the time of mailing if mailed as provided in this paragraph.

Notices for the Tenant should be sent to:
Millendo Therapeutics, Inc.
301 N. Main Street, Suite #100
Ann Arbor, MI 48104
Attn: President and CEO
With a copy to: SVP Administration and General Counsel

Notices for the Landlord should be sent to:
30 l N. Main Street, LLC
c/o Forge Property Management
15 Research Drive, Suite A
Ann Arbor, Ml. 48103

19.0                        Assignment. The Tenant covenants not to assign or transfer this Lease or mortgage the same or sublet said Premises or any part thereof without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Any assignment, transfer, hypothecation, mortgage or subletting without said written prior consent shall give the Landlord the right to terminate this Lease and to re-enter and repossess the Premises. Notwithstanding the foregoing, Tenant shall have the right to assign or sublease the Premises, or a portion thereof, to any parent or affiliate or any entity resulting from a merger with tenant or the sale of all substantially all of the tenant’s assets.

20.0                        Successors. This Lease shall be binding on and inure to the benefit of the parties and their successors.

21.0                        Severability. The unenforceability, invalidity, or illegality of any provision of this Lease shall not render the other provisions unenforceable, illegal, or invalid.

22.0                        Law of Michigan. This Lease shall be construed and interpreted in accordance with the laws of the State of Michigan. Landlord, its successors and assigns, consents to the jurisdiction of the appropriate courts of the State of Michigan with respect to any other claims arising under this Agreement.

23.0                        Environmental Matters. Landlord represents and warrants to Tenant that (a) Landlord has no notice or knowledge of any violation of any laws or regulations affecting the real property on which the Premises is located or the Premises itself, including any laws, ordinances, or regulations relating to the soil, surface water and ground water of or on the property; and to the Landlord’s best knowledge the real property and Premises are free of and do not contain any pollution, contamination, or other environment.al hazards which shall include, but not limited to, those identified under federal, state, or local statute, ordinance, or regulation; and (b) Landlord has not received any notice of or have any knowledge of any existing or threatened condemnation or other litigation, administrative proceeding, or action of any kind involving this real property or the Premises.

(b)                                 Both parties shall comply with all applicable laws and regulations relating to the Premises, including environmental laws and regulations; provided that Tenant shall have no financial responsibility for hazardous materials which were not introduced into the Premises by Tenant or anyone under its control, and Landlord shall be responsible for the costs of compliance with all laws unless such compliance costs are triggered specifically by Tenant’s particular use or as a result of Tenant’s performance of alterations to the Premises after the Commencement Date. Each party shall give immediate notice to the other of the release or the threatened release of any hazardous material or any violation of any applicable environmental law or regulation at or affecting the real property or the Premises, and such party shall promptly undertake all obligations imposed upon it under applicable environmental law or regulation as a result of such event.

24.0                        Quiet Enjoyment. So long as Tenant pays the rent and otherwise complies with this Lease, Tenant’s possession of the Premises will not be disturbed by Landlord, its successors or assigns, and Tenant shall be entitled to quiet enjoyment of the Premises.

25.0                        Security Deposit. The Landlord herewith acknowledges the receipt of $4,313.75 for the Premises covered by this Lease Agreement, which the Landlord shall retain as security for the faithful performance of all the covenants, conditions, and agreements of this Lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for the Tenant’s failure to perform the said covenants, conditions, and agreements; the Landlord may so apply the security at its option; and the Landlord’s right to the possession of the Premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds the security. The said sum if not applied toward the payment of rent in arrears or toward the payment of damage suffered by the Landlord by reason of the Tenant’s breach of covenants, conditions, and agreements of this Lease is to be returned to the to the Tenant within 30 days after termination of this Lease Agreement. In no event is the Landlord obligated to return the security deposit until the Tenant has vacated the Premises and delivered possession to the Landlord. In the event that the Landlord repossesses himself of the said Premises because of the Tenant’s default or because of the Tenant’s failure to carry out the covenants, conditions, and agreements of this Lease, the Landlord may apply the said security upon all damages as may be suffered to the date of said repossession and may retain the said security to apply upon such damages as may be suffered or shall accnie thereafter by reason of the Tenant’s default or breach. The Landlord shall not be obliged to keep the said security as a separate fund, but may mix the said security with its own funds.

26.0                        Parking. Tenant shall have one parking space in the lot adjacent to the 301 N. Main Building and 11 parking spaces in the 400 North First parking lot. Landlord shall provide a sign designating the spots reserved for Tenant in the respective parking lots.

27.0                        Amendments. Any amendments to this Lease must be in writing and signed by both Landlord and Tenant.

28.0                        Build-out. Landlord agrees to complete the work described in Exhibit A in a good and workmanlike manner and in compliance with all applicable laws. The work shall be substantially complete prior to January 31, 2016. In addition, Landlord will make best efforts to modify Main Street entry door. Landlord will supervise construction nod bears the risk of cost overruns related to improvements made. Landlord will own improvements and Tenant will have no obligation to remove improvements at the end of the lease term.

The parties hereby execute this Lease Modification Agreement on this 30th day of November, 2017.

301 N. Main Street, LLC a Michigan limited liability company		Millendo Therapeutics, Inc. a Delaware corporation

By:	/s/ Eric Kchikian	By:	/s/ Julia C. Owens
	Eric Kchikian		Julia C. Owens
Its:	Manager	Its:	President and CEO

Exhibit A

Landlord agrees to complete the work described below and in the final drawings dated 12/23/15, provided by Landlord to Tenant.

1.              Add lockable door with glass window (similar to existing door at west end of hall) at west end of hall between the two lavatories. A drywall partition will be installed between the two lavatories and only the door will have glass.

2.              Remove Suite 102 entry door/demising wall to rafters

3.              Remove Suite 102 break area demising wall to wood trim, provided that, promptly after the removal and before any trim work is added to finish the newly created opening, Tenant may request that the demising wall be removed to the rafters.

4.              Remove Suite 100 entry door/demising wall to rafters

5.              Remove Suite JOO closet wall/door on north side of hall to rafters.

6.              Remove drywall from north side of Suite l 00 closet to rafters; remove drywall and shelves in the closet area in order to expose brick

7.              Add drywall to opening east of bath, move trim as needed .

8.              Add drywall wall to rafters - extending east wall of Suite 102 break area

9.              Replace wood flooring (Suite 100 reception) with vinyl plank flooring

10.       Overlay tile flooring in kitchen area and work room of Suite 100 with vinyl plank flooring

11.       Replace carpet in Suite 102 reception area and kitchenette with vinyl plank flooring

12.       Replace carpet in main hallway

13.       Paint new walls and existing walls as required

14.       Use existing lighting fixtures I doors I windows when available

15.       Install electrical outlets for new reception area and for cubicle areas.

16.       Update east bathroom: including vinyl plank flooring, pedestal sink, paint walls

17.       Install any fire/life safety system changes as required by Ann Arbor

18.       Install additional overhead light in largest office in Suite 102

19.       Install electrical outlet in closet on south side of main hall below stairwell